Exhibit 99.1

FOR IMMEDIATE RELEASE

June 1, 2012

Contact:

John B. Woodlief

Executive Vice President

and Chief Financial Officer

           704-372-5404

Harris Teeter Supermarkets, Inc. Announces Agreement with Lowe’s Food Stores, Inc. to Purchase and Sell Certain Assets

CHARLOTTE, N.C.—June 1, 2012—Harris Teeter Supermarkets, Inc. (NYSE:HTSI) (the “Company”) and Lowe’s Food Stores, Inc. (“Lowes Foods”) announced today a purchase and sale agreement between the Company’s operating subsidiary, Harris Teeter, Inc. (“Harris Teeter”), and Lowes Foods. The agreement will result in Harris Teeter acquiring ten Lowes Foods store locations in the central Carolinas region and Lowes Foods acquiring six Harris Teeter store locations in western North Carolina.

The Lowes Foods stores that Harris Teeter will acquire include one store in Mint Hill, N.C.; one store in Fort Mill, S.C.; one store in Weddington, N.C.; three stores in Charlotte, N.C.; one store in Davidson, N.C.; one store in Cornelius, N.C.; one store in Huntersville, N.C.; and one store in Wesley Chapel, N.C.

The Harris Teeter stores that Lowes Foods will acquire include one in Asheville, N.C.; two in Gastonia, N.C.; one in Hickory, N.C.; one in Morganton, N.C.; and one in Shelby, N.C.

In addition to the six Harris Teeter stores, Harris Teeter has agreed to pay Lowes Foods $26.5 million. The transaction is expected to be completed in the Company’s third quarter of fiscal 2012, which ends July 1, 2012.

Harris Teeter plans to temporarily close the acquired stores for five to sixteen weeks for remodeling, stocking and training of employees.  Three of the acquired stores are expected to be converted to a new innovative format featuring a worldwide variety of wine, beer, specialty foods and other selected merchandise.  One of the acquired stores is expected to be subleased.  In connection with this transaction, the Company expects to record pre-tax non-cash impairment losses and other related expenses totaling between $23 and $26 million during the second half of fiscal 2012.  The after-tax impact is expected to range between $14 million, or $0.29 per diluted share and $16 million, or $0.32 per diluted share. The majority of these charges are expected to be recorded in the Company’s third fiscal quarter which ends on July 1, 2012.

Lowes Foods plans to reopen under the Lowes Foods banner the six stores acquired from Harris Teeter after a brief closing for remodeling, stocking and training of employees.

Thomas W. Dickson, Chairman of the Board, and Chief Executive Officer commented that, “This transaction aligns with our strategic plans to replace rural store locations with more urban locations with higher density of our target demographic groups.  It provides us with the opportunity to explore in selected locations an innovative format that we think our customers will find exciting.”

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “expect,” “estimate,” and similar expressions. Forward-looking statements include, among other things, assumptions regarding the closing of the transaction and estimates regarding the estimated expenses and impairment losses.

These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that may cause actual results to differ materially from such forward-looking statements include, but are not limited to, circumstances associated with the sale including a delay in closing, the failure to satisfy the closing conditions such as the continued employment of certain individuals, the performance of the parties under certain covenants contained in the Agreement, or obtaining an approval that may be required for the proposed sale or obtaining an approval subject to conditions that are not anticipated, and the potential for unanticipated charges not currently expected that may occur prior to the time of closing or that charges may change based on factors existing at the time of closing. These forward-looking statements are not guarantees of future results or performance and involve certain risks and uncertainties that are based on management’s beliefs and assumptions and on the information available to the Company at the time that this release was prepared. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  The Company does not assume any duty to update these statements as of any future date or revise any forward-looking statements

Harris Teeter Supermarkets, Inc. operates a leading regional supermarket chain in eight states primarily in the southeastern and mid-Atlantic United States, and the District of Columbia.